Exhibit 99.1

NEWS RELEASE

Company Contact:
Barry Regenstein, President
Command Security Corporation
845-454-3703

COMMAND SECURITY CORPORATION

ANNOUNCES NEW CHIEF FINANCIAL OFFICER

AND OPENING OF NEW CORPORATE OFFICE

Lagrangeville, New York***January 17, 2013***Command Security Corporation (NYSE MKT: MOC) announced today the appointment of N. Paul Brost as the Company’s Chief Financial Officer. Mr. Brost’s appointment was effective immediately upon his employment start date of January 14, 2013, in conjunction with the opening of the Company’s new corporate office. Prior to joining the Company, Mr. Brost, age 59, served as the Vice President, Finance and Chief Financial Officer of UNISYS Federal Systems (NYSE: UIS) from 2009 until 2010. In addition, from 2001 until 2009, he was the Senior Vice President, Finance for Orbital Sciences Corporation (NYSE: ORB). Mr. Brost is a CPA, a former Partner with Ernst & Young and a graduate of Southern Illinois University.

The Company also announced that Barry Regenstein stepped down as Chief Financial Officer, effective upon Mr. Brost’s appointment. At the same time, Mr. Regenstein agreed to remain with the Company in his role of President through the end of the Company’s current fiscal year, which ends March 31, 2013. Chief Executive Officer, Craig P. Coy, said, “Mr. Regenstein has been a valuable leader for more than eight years. His experience and industry knowledge is recognized and we appreciate the continuing support he will provide to the Company during this transition.”

In addition, the Company opened its new corporate headquarters in Herndon, VA which will consolidate headquarters personnel from three existing office locations. The transition of corporate functions is expected to be completed by February 15, 2013.

About Command Security Corporation

Command Security Corporation and its Aviation Safeguards division provide uniformed security officers, aviation security services and support security services to commercial, financial, industrial, aviation and governmental customers throughout the United States. We safeguard against theft, fraud, fire, intrusion, vandalism and the many other threats that our customers are facing today. By partnering with each customer, we design programs customized to meet their specific security needs and address their particular concerns. We bring years of expertise, including sophisticated systems for hiring, training, supervision and oversight, backed by cutting-edge technology, to every situation that our customers face involving security. Our mission is to enable our customers to operate their businesses without disruption or loss, and to create safe environments for their employees. For more information concerning our company, please refer to our website at www.commandsecurity.com.

Exhibit 99.1

Forward-Looking Statements

This announcement by Command Security Corporation (referred to herein as the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995 about the Company that are based on management’s assumptions, expectations and projections about the Company. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that actual results of the Company could differ materially from those projected in the forward-looking statements as a result of various factors, including but not limited to the factors described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2012, filed with the Securities and Exchange Commission, and such other risks disclosed from time to time in the Company’s periodic and other reports filed with the Securities and Exchange Commission. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission, which are publicly available at the Securities and Exchange Commission’s website at www.sec.gov/edgar.shtml.